UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2026

Charles & Colvard, Ltd.

(Exact name of registrant as specified in its charter)

North Carolina	000-23329	56-1928817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

170 Southport Drive
Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

(919) 468-0399

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On March 23, 2026, Duc Pham, a member of the board of directors (the “Board”) of Charles & Colvard, Ltd. (the “Company”), notified the Company of his intention to resign from the Board, which became effective on March 25, 2026.

His resignation from the Board was not the result of any disagreement with the Company, the Board, or Company management on any matter relating to the Company’s operations, policies or practices. Mr. Pham was a member of the Audit Committee and was Chair of the Compensation Committee.

In connection with the resignation of Mr. Pham, the size of the Board was subsequently decreased from four to three members.

(c)  As previously reported, Michael Levin was appointed by the Board to serve as Executive Chair on January 5, 2026 for an initial term of three months. On March 25, 2026, the Board approved extending the term of Mr. Levin’s appointment for an additional one-month period (the “Extended Term”).

(e)  During the Extended Term, the Board determined that Mr. Levin will receive $7,500 per month for his services as Executive Chair, in lieu of any other Board compensation applicable for the time period during which he is acting as Executive Chair.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 27, 2026, the Board amended the Company’s Bylaws to provide that the number of directors constituting the Board can be between three and nine directors, which was previously between four and nine directors.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Document
3.1	Amendment of Bylaws, effective March 27, 2026

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles & Colvard, Ltd.

March 27, 2026	By	/s/ Clint J. Pete
Clint J. Pete
Chief Financial Officer